EXHIBIT 13.1



                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 FORM 6-K/A

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C. 20549

                          Report of Foreign Issuer
                    Pursuant to Rule 13a-16 or 15d-16 of
                    the Securities Exchange Act of 1934


For the Quarterly Payment Date on November 15, 1999

                        Crusade Management Limited,
                         --------------------------
            as manager of the Crusade Global Trust No. 1 of 1999
           (Exact name of Registrant as specified in its Charter)

          Level 11, 55 Market Street, Sydney, NSW 2000, Australia
          -------------------------------------------------------
                 (Address of principal executive offices)

         Indicate by check mark whether the registrant files or will file annual reports under cover Form 20-F or Form 40-F.

                      Form 20-F    X       Form 40-F
                                -------              -------

         Indicate by check mark whether the registrant by furnishing the information contained in this Form is also thereby furnishing the information to the Commission pursuant to Rule 12g3-2(b) under the Securities Exchange Act of 1934.

                          Yes             No     X
                              --------       --------

         If "Yes" is marked, indicate below the file number assigned to the registrant in connection with Rule 12g3-2(b): 82-_________________.

          This an amended Form 6-K. This filing amends the Form 6-K filed in connection with the Noteholders Report for the Quarterly Payment Date on November 15, 1999.

Other Events

          On September 17, 1999, AXA Trustees Limited, in its capacity as issuer trustee (the "Issuer Trustee") of the Crusade Global Trust No. 1 of 1999 (the "Trust"), publicly issued U.S.$994,000,000 of Class A Mortgage Backed Floating Rate Notes due February 15, 2030 (the "Notes") pursuant to a registration statement (No. 333-84977) declared effective on September 17, 1999. Crusade Management Limited was the manager for the issuance of the Notes. Crusade Management Limited granted the underwriters a discount of U.S.$1,491,025 in connection with the sale of the Notes. The Issuer Trustee used the net proceeds from the sale of the Notes, which amounted to U.S.$992,508,975, to acquire equitable title to the housing loans and related mortgages included in the assets of the Trust from St. George Bank Limited and for general expenses relating to the Trust.

         On the Quarterly Payment Date falling on November 15, 1999, the Issuer Trustee made a regular quarterly distribution of principal and interest to the holders of the Notes.

Financial Statements and Exhibits

         (c) Exhibits

         See page 4 for Exhibit Index

                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf, as Trust Manager for the Crusade Global Trust No. 1 of 1999, by the undersigned, thereunto duly authorized.


                              Crusade Management Limited,
                              as Trust Manager for the
                              Crusade Global Trust No. 1 of 1999,
                              -------------------------------------------
                              (Registrant)



Dated: March 15, 2000         By:   /s/ Roger Desmarchelier
                                  ---------------------------------------
                                  Name:  Roger Desmarchelier
                                        ---------------------------------
                                  Title: Executive Manager Securitisation
                                        ---------------------------------

Exhibit Index


Exhibit        Description
-------        -----------

99.1           The Noteholders Report for the Quarterly Payment
               Date on November 15, 1999


                                             NOTEHOLDERS REPORT
                                     CRUSADE GLOBAL TRUST No. 1 of 1999
                             Quarterly Collection Period Ending October 31, 1999


Bond Information in US$
-----------------------

              FV Outstanding        Bond Factor            Interest       Interest           Principal           Charge
              effective 11/15/99    effective 11/15/99     Rate           Payments           Distributions       Offs
------------------------------------------------------------------------------------------------------------------------
Class A1     $258,528,000.00         86.176000%           5.69375%       $2,514,739.58      $41,472,000.00       $0.00
Notes

Class A2     $569,000,000.00         100.000000%          5.77375%       $4,836,638.30               $0.00       $0.00
Notes

Class A3     $125,000,000.00         100.000000%          5.86375%       $1,079,092.88               $0.00       $0.00
Notes


Principal Collections Information in AUD
----------------------------------------

   Scheduled Principal Payments:             $7,783,109.67
 Unscheduled Principal Payments:            $50,558,336.86
                  Residual Cash:            $13,740,166.32
                                       -------------------
    Gross Principal Collections:            $72,081,612.85
                        Redraws:           ($5,430,130.91)
                                       -------------------
          Principal Collections:            $66,651,481.94
          Principal Charge Offs:                     $0.00
                 Principal Draw:           ($2,350,273.70)
                                       -------------------
            Available Principal:            $64,301,208.24
                                       -------------------
          Principal Distributed:            $64,000,000.00
             Principal Retained:               $301,208.24
                                       -------------------


Available Income in AUD
-----------------------

        Total Available Income:            $11,533,069.47





                                        Exh-1

Redraw/Liquidity Utilization
----------------------------

              Redraw Shortfall:           $0.00
  Redraw Carryover Charge Offs:           $0.00
                Liquidity Draw:           $0.00
           Liquidity Shortfall:           $0.00
                Principal Draw:           $0.00



Arrears Information
-------------------

                                 % of pool (by number)
                   1 - 30 days:           0.26%
                  31 - 60 days:           0.03%
                      61+ days:            Nil
                      Defaults:            Nil
                        Losses:            Nil



Payment Information
-------------------

                                          Oct-99
                     1 mth CPR:           26.80%



Pool Information in AUD
-----------------------

       Outstanding Principal of Fixed Rate Housing Loans:      $382,668,565.12
Outstanding Principal of the Variable Rate Housing Loans:    $1,093,218,822.22
                                         Number of Loans:               15,275
                            Weighted Average Current LVR:               59.95%
                                       Average Loan Size:              $96,628
                              Weighted Average Seasoning:           30.98 mths
                                Average Term to Maturity:             255 mths





                                    Exh-2